Exhibit 99.1

NEWS RELEASE

CHARLES RIVER LABORATORIES COMPLETES
THE ACQUISITION OF WIL RESEARCH

WILMINGTON, MA, April 4, 2016 – Charles River Laboratories International, Inc. (NYSE: CRL) announced today that it has completed the previously announced acquisition of WIL Research for approximately $585 million in cash, subject to certain customary adjustments.

WIL Research is a premier provider of safety assessment and contract development and manufacturing (CDMO) services to biopharmaceutical and agricultural and industrial chemical companies worldwide. Acquiring WIL Research enhances Charles River’s position as a leading global early-stage contract research organization (CRO) by strengthening its ability to partner with global clients across the drug discovery and development continuum.

James C. Foster, Chairman, President, and Chief Executive Officer of Charles River Laboratories, commented, “We are pleased to welcome the exceptional team at WIL Research to the Charles River family. WIL reinforces our scientific leadership, adding a wealth of talent with deep expertise in specialty areas. Our combined capabilities and larger infrastructure will enhance our ability to support our clients’ complex drug research and development needs, enabling them to make critical go/no-go decisions faster and with greater certainty. The acquisition of WIL Research is a key element of our continued ability to support our clients’ early-stage drug research efforts, to achieve our long-term growth goals, and to enhance shareholder value.”

Caution Concerning Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements include statements in this news release regarding the acquisition of WIL Research and Charles River’s expectations with respect to the impact of WIL Research on the Company, its service offerings, client perception, revenue, revenue growth rates, and earnings; Charles River’s projected future performance including revenue and earnings per share; Charles River’s expected operational synergies; as well as Charles River’s future growth in the area of safety assessment and contract development and manufacturing. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and

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uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to, the ability to successfully integrate the acquisition of WIL Research. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 12, 2016, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts.  Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

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Investor Contact:	Media Contact:
Susan E. Hardy	Amy Cianciaruso
Corporate Vice President, Investor Relations	Corporate Vice President, Public Relations
781.222.6190	781.222.6168
susan.hardy@crl.com	amy.cianciaruso@crl.com

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